Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-270441, 333-259070 and 333-263269 on Form S-8 and Registration Statement No. 333-258018 on Form S-3 of our report dated March 12, 2024, relating to the consolidated financial statements of PLAYSTUDIOS, Inc. appearing in the Annual Report on Form 10-K of PLAYSTUDIOS, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 12, 2024